UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2024

VISTRA CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38086	36-4833255
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6555 Sierra Drive
Irving, TX	75039
(Address of principal executive offices)	(Zip Code)

(214) 812-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	VST	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 4, 2024, Vistra Operations Company LLC (“Vistra Operations” or the “Issuer”), an indirect, wholly owned subsidiary of Vistra Corp., a Delaware corporation (the “Company” or “Vistra”), completed its previously announced private offering (the “Offering”) of $1.25 billion aggregate principal amount of senior secured notes, consisting of $500 million aggregate principal amount of the Issuer’s 5.050% senior secured notes due 2026 (the “2026 Notes”) and $750 million aggregate principal amount of the Issuer’s 5.700% senior secured notes due 2034 (the “2034 Notes” and, together with the 2026 Notes, the “Notes”). The sale of the Notes was not registered under the Securities Act of 1933, as amended (the “Securities Act”), and the Notes were sold on a private placement basis to persons reasonably believed to be qualified institutional buyers under Rule 144A under the Securities Act and outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

The Notes were issued under an indenture (the “Base Indenture”), dated as of June 11, 2019, by and between the Issuer and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by that certain Eighteenth Supplemental Indenture, dated as of December 4, 2024, by and among the Issuer, the Subsidiary Guarantors and the Trustee (the “Eighteenth Supplemental Indenture” and, together with the Base Indenture and such other supplemental indentures entered into from time to time, the “Indenture”). The Indenture provides for the full and unconditional guarantee by the Subsidiary Guarantors of the punctual payment of the principal of, premium, if any, interest on and all other amounts due under the Notes and the Indenture. The Indenture further provides that the Notes will be secured by a first-priority security interest in the same collateral that is pledged for the benefit of the lenders under that certain Credit Agreement, dated as of October 3, 2016, by and among Vistra Intermediate Company LLC, the Issuer, the lenders party thereto, the letter of credit issuers party thereto, the administrative agent and collateral agent, and the other parties named therein (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time), which consists of a substantial portion of the property, assets and rights owned by the Issuer and the Subsidiary Guarantors, as well as the stock of the Issuer. The collateral securing the Notes will be released if the Issuer’s senior, unsecured long-term debt securities obtain an investment grade rating from two out of the three rating agencies, subject to reversion if such rating agencies withdraw the investment grade rating of the Issuer’s senior, unsecured long-term debt securities or downgrade such rating below investment grade.

The Issuer received approximately $1,240 million of net proceeds from the sale of the Notes after deducting fees and expenses, including the Initial Purchasers’ commissions and original issue discount (but excluding accrued interest on the Notes). The Company will use the net proceeds of the Offering, together with cash on hand, (i) for general corporate purposes, including to refinance outstanding indebtedness (including 2025 debt maturities), (ii) to fund the opportunistic early payout of the purchase price installment payments previously scheduled to be paid in 2025 and 2026 to Avenue Capital Management II, L.P. (“Avenue”) for the previously announced purchase by the Company from Avenue of its equity interest in Vistra Vision LLC, and (iii) to pay fees and expenses related to the Offering.

Interest on the Notes will accrue from December 4, 2024, at a rate of 5.050% per annum with respect to the 2026 Notes, and at a rate of 5.700% per annum with respect to the 2034 Notes. Interest on the Notes will be payable by the Issuer on June 30 and December 30 of each year, beginning on June 30, 2025. The 2026 Notes will mature on December 30, 2026 and the 2034 Notes will mature on December 30, 2034.

The Issuer may redeem the Notes, in whole or in part, at any time with respect to the 2026 Notes and at any time prior to September 30, 2034 with respect to the 2034 Notes, at a redemption price equal to 100% of the aggregate principal amount of the applicable Notes being redeemed, plus a make-whole premium and accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, the Issuer may redeem the 2034 Notes, in whole or in part, on or after September 30, 2034, at a price equal to 100% of the aggregate principal amount of the 2034 Notes being redeemed together with accrued and unpaid interest to, but excluding, the applicable redemption date.

Upon (i) the occurrence of a change of control and (ii) a downgrade by one or more gradations, or the withdrawal, in either case, of the rating of the Notes within 60 days after the change of control by at least two of Moody’s Investors Service, Inc., Standard & Poor’s Financial Services LLC or Fitch Ratings Inc., the Issuer will be required to make an offer to repurchase all or any portion of the outstanding Notes at a price in cash equal to 101% of the aggregate principal amount of the Notes repurchased, plus any accrued and unpaid interest to, but excluding, the repurchase date, subject to the rights of holders thereof on the relevant record date to receive interest due on the relevant interest payment date.

The Indenture contains certain covenants and restrictions, including, among others, restrictions on the ability of the Issuer and its subsidiaries, as applicable, to create certain liens, merge or consolidate with another entity, and sell all or substantially all of their assets.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the Eighteenth Supplemental Indenture (which supplements the Base Indenture) and the forms of the Notes, copies of which are filed as Exhibits 4.1, 4.2, 4.3, 4.4 and 4.5 to this Current Report and are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report concerning the Company’s direct financial obligations under the Offerings is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1*	Eighteenth Supplemental Indenture, dated as of December 4, 2024, between Vistra Operations Company LLC, as Issuer, the Subsidiary Guarantors, and Wilmington Trust, National Association, as Trustee.

4.2	Form of Rule 144A Global Security for 5.050% Senior Secured Note due 2026 (included in Exhibit 4.1).

4.3	Form of Rule 144A Global Security for 5.700% Senior Secured Note due 2034 (included in Exhibit 4.1).

4.4	Form of Regulation S Global Security for 5.050% Senior Secured Note due 2026 (included in Exhibit 4.1).

4.5	Form of Regulation S Global Security for 5.700% Senior Secured Note due 2034 (included in Exhibit 4.1).

*

Certain exhibits, schedules and annexes to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Vistra agrees to furnish supplementally a copy of any omitted exhibits, schedules or annexes to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vistra Corp.

Dated: December 9, 2024	/s/ William M. Quinn
	Name:	William M. Quinn
	Title:	Senior Vice President and Treasurer